Exhibit 99.1

Greenwood Hall Raises $4 million to Help Universities Maximize Student Success

Debt Recapitalization Positions Company For Continued Growth

•	Follows 100% Increase In Education Contracts Over Last 12 Months
•	Provides Working Capital to Support Expected 90-100% Growth In Revenue In FY-17
•	Reduces Debt Load; Improves Balance Sheet

SANTA MONICA, CA, October 19, 2016 - Greenwood Hall, Inc. (QTCQB: ELRN), a Los Angeles-based education technology company that helps colleges and universities improve student engagement and outcomes, announced it has completed a transaction that provided the Company with $4 million in new financing to replace and restructure existing debt, improve its balance sheet, and provide working capital to support growth that Greenwood Hall continues to experience.

The transaction led by New York City-based Moriah Education Management, LLC, with $3.5 million in debt financing, also included additional capital investments by existing Greenwood Hall investors, Calabasas, CA-based Redwood Fund LP and Chicago, IL-based Lincoln Park Capital. Highlights of the transaction are as follows:

•	Elimination of nearly $8.7 million in current liabilities
•	Retirement of approximately $6.0 million in bank debt and other notes
•	Net improvement of over $2.2 million to the balance sheet
•	Over $ 1 million of Working Capital for growth

“We are excited that our new financing partner, Moriah Education has, along with our existing investors, affirmed our business model and positive momentum,” said John Hall, Greenwood Hall’s Chairman and Chief Executive Officer.

Hall added, “These transactions are truly transformative in that they provide a level of growth capital that the Company had not previously enjoyed and improves our balance sheet. We hope this financing, and the benefits and operating performance it can facilitate, provide all our constituents with expanded confidence in our ability to execute. This is an incredible time in higher education and we are excited to do more to help our education partners maximize student success.”

RK Equity Advisors, LLC (Broker-Dealer services provided through Pickwick Capital Partners, LLC member FINRA SIPC) acted as financial advisor in connection with respect to the Moriah Education Management portion of the transaction.

About Greenwood Hall, Inc.

Greenwood Hall is an education technology company that helps colleges and universities manage the student journey. Every Greenwood Hall solution is designed to increase revenue and improve student engagement as well as learning outcomes. Since 2006, Greenwood Hall has developed customized turnkey solutions that combine strategy, people, proven processes and robust technology to help schools effectively and efficiently improve student outcomes, as well as increase revenues and expand into new marketing channels, such as online learning. Greenwood Hall has served more than 60 education clients and over 75 degree programs.

For more information, visit http://www.greenwoodhall.com, follow us on Twitter @GreenwoodHall and Facebook at http://www.facebook.com/GreenwoodandHall.

Statement Concerning Forward-Looking Information

Any statements made in this press release about Greenwood Hall's future financial condition, results of operations, expectations, plans, or prospects, including the information under the heading "Financial Outlook" constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on Greenwood Hall's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the risk factors described in Greenwood Hall’s Annual Report on Form 10-K for the period ended August 31, 2015, that are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, Greenwood Hall does not intend to update or revise the forward-looking statements.

Media Contacts:

John Hall

Chief Executive Officer

Greenwood Hall, Inc.

jhall@greenwoodhall.com

310-907-8200

Ari Raskas

Partner

RK Equity

araskas@rkequity.com

212-300-7421